SCHEDULE I
                                   ----------
                    TO THE SHAREHOLDER SERVICING PLAN OF THE
                     VICTORY PORTFOLIOS DATED JUNE 5, 1995.

                           Amended as of May 11, 1999

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1.   Victory Balanced Fund                                  26.  Victory Federal Money Market Fund
           Class A Shares                                              Investor Shares
           Class B Shares                                              Select Shares
2.   Victory Diversified Stock Fund                         27.  Victory Convertible Securities Fund
           Class A Shares                                   28.  Victory LifeChoice Conservative Investor Fund*
           Class B Shares                                   29.  Victory LifeChoice Growth Investor Fund*
3.   Victory Government Mortgage Fund                       30.  Victory LifeChoice Moderate Investor Fund*
4.   Victory Growth Fund
5.   Victory Financial Reserves Fund                        31.  Victory Maine Municipal Bond Fund (Intermediate)
6.   Victory Fund for Income                                32.  Victory Maine Municipal Bond Fund
7.   Victory Institutional Money Market Fund                     (Short-Intermediate)
           Investor Shares                                  33.  Victory Michigan Municipal Bond Fund
           Select Shares                                    34.  Victory Equity Income Fund
8.   Victory Intermediate Income fund                       35.  Victory National Municipal Bond Fund (Long)
9.   Victory International Growth Fund                      36.  Victory National Municipal Bond Fund
           Class A Shares                                        (Short Intermediate)
           Class B Shares
10.  Victory Investment Quality Bond Fund                   37.  Victory Established Value Fund
11.  Victory Lakefront Fund                                 38.  Victory Gradison Government Reserves Fund
12.  Victory Limited Term Income Fund
13.  Victory National Municipal Bond Fund
           Class A Shares
           Class B Shares
14.  Victory New York Tax-Free Fund
           Class A Shares
           Class B Shares
15.  Victory Ohio Municipal Bond Fund
16.  Victory Ohio Municipal Money Market Fund
17.  Victory Ohio Regional Stock Fund
           Class A Shares
           Class B Shares
18.  Victory Prime Obligations Fund
19.  Victory Real Estate Investment Fund
20.  Victory Special Growth Fund
     (eff 3/29/99 Small Company Opportunity Fund)
21.  Victory Special Value Fund
           Class A Shares
           Class G Shares
22.  Victory Stock Index Fund
                     Class A Shares
                     Class G Shares
23.  Victory Tax-Free Money Market Fund
24.  Victory U.S. Government Obligations Fund
           Investor Shares
           Select Shares
25.  Victory Value Fund
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* Although  these Funds have been  approved for the Plan,  no fees are taken for the LifeChoice Funds.

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